UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 21, 2014
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On August 21, 2014, Sensient Technologies Corporation (the “Company”) issued a press release to announce that, following the amendments to the Company’s Amended and Restated By-Laws (the “By-Laws”) and Corporate Governance Guidelines described in Item 5.03 below that increased the size of the Board of Directors of the Company (the “Board”), the Board appointed Dr. Joseph Carleone and Ms. Deborah McKeithan-Gebhardt to fill the vacancies created by the amendments, each for a term expiring at the Company’s annual meeting of shareholders in 2015. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR.

As noted above, on August 21, 2014, the Board amended the first sentence of Section 3.2(a) of the By-Laws to provide that the number of directors of the corporation shall be eleven (11), and amended paragraph 2 of the Corporate Governance Guidelines to provide that the Board shall be comprised of 11 directors, each effective immediately.

The By-Laws and Corporate Governance Guidelines, as amended, were promptly posted on the Company’s website, www.sensient.com.

The foregoing description of the amendment to the By-Laws does not purport to be complete and is qualified in its entirety by reference to the Sensient Technologies Corporation Amended and Restated By-Laws as amended as of August 21, 2014, which is filed as Exhibit 3.2 to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit 3.2:	Sensient Technologies Corporation Amended and Restated By-Laws.

Exhibit 99.1:	Sensient Technologies Corporation Press Release dated August 21, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General Counsel and Secretary
Date:	August 21, 2014

EXHIBIT INDEX

Exhibit 3.2:	Sensient Technologies Corporation Amended and Restated By-Laws.

Exhibit 99.1:	Sensient Technologies Corporation Press Release dated August 21, 2014.